Exhibit 10.32

              ACQUISITION OF ADVANCED FERTILIZER TECHNOLOGIES, INC.
                                       BY
                        AMERICAN SOIL TECHNOLOGIES, INC.

                        AGREEMENT AND PLAN OF ACQUISITION

     THIS AGREEMENT AND PLAN OF ACQUISITION ("Agreement") is entered into on March 14, 2006 by and between Advanced Fertilizer Technologies, Inc., a Florida corporation ("AFTI"), UTEK CORPORATION, a Delaware corporation ("UTEK"), and American Soil Technologies, Inc., a Nevada corporation ("SOIL"). AFTI, UTEK, and SOIL may be referred to herein individually as the "Party" and collectively as the "Parties."

     WHEREAS, UTEK owns 100% of the issued and outstanding shares of Common Stock of AFTI ("AFTI Shares");
and

     WHEREAS, before the Closing Date (as defined in Section 1.04 hereof), AFTI will acquire the Patent(s) from Black Rock Holding Trust, as described in the Patent Assignment Agreement and which are attached hereto as part of Exhibit A and made a part of this Agreement ("Patent Assignment Agreement"), and the rights to develop and market the patented and proprietary technology for all fields of uses under the Patent Assignment Agreement ("Technology");

     WHEREAS, the Parties hereto desire to provide for the terms and conditions upon which AFTI will be acquired by SOIL in a stock-for-stock exchange ("Acquisition") in accordance with the respective corporate laws of their state, upon consummation of which all AFTI Shares will be owned by SOIL, and all issued and outstanding AFTI Shares will be exchanged for common stock of SOIL with terms and conditions as set forth more fully in this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the Parties hereto agree as follows:
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                                    ARTICLE 1
                         THE STOCK-FOR-STOCK ACQUISITION

     1.01 The Acquisition

     (a) Acquisition Agreement. Subject to the terms and conditions of this agreement, at the Effective Date, as defined below, all AFTI Shares shall be acquired from UTEK by SOIL in accordance with the respective corporate laws of their state and the provisions of this Agreement, and the separate corporate existence of AFTI, as a wholly owned subsidiary of SOIL, shall continue after the Closing.

     (b) Effective Date. The Acquisition shall become effective upon the execution of this Agreement and closing of the transaction ("Effective Date").

     1.02 Exchange of Stock. At the Effective Date, by virtue of the Acquisition, all of the AFTI Shares that are issued and outstanding at the Effective Date shall be exchanged for 4,500,000 Preferred B Series shares of SOIL that shall convert to common shares of SOIL with piggyback registration rights after twelve (12) months of the execution of this agreement. The conversion to common stock will be based on a value of $2,250,000. The number of common shares to be issued upon conversion will be $2,250,000 divided by the then current share price. For example, if the common stock is trading at $.50 per share, then upon conversion of the Preferred B Series shares UTEK would receive ($2,250,000 divided by $.50/per share) 4,500,000 common shares. By agreement of the shareholders of AFTI, SOIL shares shall be issued as follows:

     Shareholder                        Number of Preferred B Series SOIL Shares
     -----------                        ----------------------------------------
     UTEK Corporation                                  4,275,000
     Aware Capital Consultants, Inc.                     225,000

     1.03 Effect of Acquisition.

     (a) Rights in AFTI Cease. At and after the Effective Date, the holder of each certificate of common stock of AFTI shall cease to have any rights as a shareholder of AFTI.

     (b) Closure of AFTI Shares Records. From and after the Effective Date, the stock transfer books of AFTI shall be closed, and there shall be no further registration of stock transfers on the records of AFTI.

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     1.04 Closing. Subject to the terms and conditions of this Agreement, the
Closing of the Acquisition shall take place on ___________________, 2006.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.01 Representations and Warranties of UTEK and AFTI. UTEK and AFTI represent and warrant to SOIL that the facts set forth below are true and correct:

     (a) Organization. AFTI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of AFTI have been provided to SOIL and such documents are presently in effect and have not been amended or modified.

     (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of AFTI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and AFTI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c) Capitalization. The authorized capital of AFTI consists of 1,000,000 shares of common stock with a par value $.01 per share, of which 1,000 shares are issued and outstanding as at the date of this Agreement to the following shareholder:

Shareholder                               Number of AFTI Shares
-----------                               ---------------------
UTEK Corporation                                  1000

All issued and outstanding AFTI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. AFTI is not authorized to issue any preferred stock. All dividends on AFTI Shares,

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which have been declared prior to the date of this Agreement, have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring AFTI to issue any AFTI Shares or securities convertible into AFTI Shares to anyone for any reason whatsoever. None of the AFTI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which AFTI or UTEK is a party and will not create a default under any such obligation or under any agreement to which AFTI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of AFTI and UTEK, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of AFTI and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of AFTI.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by AFTI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, AFTI or UTEK's articles of incorporation or bylaws, the Technology, the Patent Assignment Agreement, or any agreement, contract, instrument, order, judgment or decree to which AFTI or UTEK is a party or by which AFTI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

     (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by AFTI and UTEK or performance of the obligations of AFTI and

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UTEK hereunder or under any other agreement to which AFTI or UTEK is a party;
and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the Patent Assignment Agreement, or any other material right, privilege, license or agreement relating to AFTI or its assets or business.

     (h) Title to Assets. AFTI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet in the attached Exhibit B are the sole assets of AFTI. AFTI has or will by Closing Date have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

     (i) Intellectual Property

     (1) Black Rock Holding Trust of Paragonah, Utah ("BRHT") owns all rights and interests in and to the Patent(s) and Technology as set forth in the Patent Assignment Agreement, and has all right, power and authority to enter into the Patent Assignment Agreement with respect to the Patent listed in Exhibit A hereto.

     (2) The Patent Assignment Agreement between BRHT and AFTI covering the Inventions (as defined therein) is legal, valid, binding and will be enforceable in accordance with the terms set forth thereunder.

     (3) Except as otherwise set forth in this Agreement, SOIL acknowledges and understands that AFTI and UTEK make no representations and provide no assurances that the rights to the technology and intellectual property contained in the Patent Assignment Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties.

     (4) Except as otherwise expressly set forth in this Agreement, AFTI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

     (j) Liabilities of AFTI. AFTI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

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     (k) Financial Statements. The unaudited financial statements of AFTI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly AFTI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. AFTI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of AFTI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to AFTI or UTEK that would prevent the financial statements of AFTI from being audited in accordance with generally accepted accounting principles.

     (l) Taxes. All returns, reports, statements and other similar filings required to be filed by AFTI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of AFTI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from AFTI by any taxing authority, have been properly paid, except to the extent reflected on AFTI's financial statements, where AFTI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. AFTI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is AFTI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. AFTI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. AFTI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon AFTI. AFTI is not and has never been a party to any tax sharing agreements with any other person or entity.

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     (m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet listed in Exhibit D until the Closing Date, AFTI has not, and without the written consent of SOIL, it will not have:

     (1) Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the Patent Assignment Agreement or any other material asset;

     (2) Amended or terminated the Patent Assignment Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the Patent Assignment Agreement or any other material agreement;

     (3) Suffered any damage, destruction or loss whether or not in control of AFTI;

     (4) Made any commitments or agreements for capital expenditures or otherwise;

     (5) Entered into any transaction or made any commitment not disclosed to SOIL;

     (6) Incurred any material obligation or liability for borrowed money;

     (7) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) assets or liabilities or business of AFTI; or

     (8) Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by AFTI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

     (n) Material Agreements. The attached Exhibit A contains a true and complete list of all contemplated and executed agreements between AFTI and a third party. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound (Contracts), has been provided to SOIL and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of AFTI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. AFTI is not in default of any of the Contracts. In addition:

                                       7
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     (1) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to AFTI.

     (2) There are no outstanding operating agreements, lease agreements or similar agreements by which AFTI is bound;

     (3) The complete final drafts of the Patent Assignment Agreement have been provided to SOIL;

     (4) Except as set forth in Paragraph (3) above, there are no outstanding licenses to or from other third parties of any intellectual property and trade names;

     (5) There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of AFTI's property; and

     (6) There are no breaches of any agreement to which AFTI is a party.

     (o) Compliance with Laws. AFTI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

     (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of AFTI or UTEK, threatened against AFTI, the Technology, or Patent Assignment Agreement, affecting its assets or business (financial or otherwise), and neither AFTI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of AFTI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of AFTI or the transactions contemplated under this Agreement.

     (q) Employees. AFTI has no and never had any employees. AFTI is not a party to or bound by any employment agreement or any collective bargaining agreement

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with respect to any employees. AFTI is not in violation of any law, regulation relating to employment of employees.

     (r) Adverse Effect. Neither AFTI nor UTEK has any knowledge of any or threatened existing occurrence, action or development that could cause a material adverse effect on AFTI or its business, assets, condition (financial or otherwise), or prospects.

     (s) Employee Benefit Plans. AFTI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

     (t) Books and Records. The books and records of AFTI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

     (u) No Broker's Fees. Neither UTEK nor AFTI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

     (v) Full Disclosure. All representations or warranties of UTEK and AFTI are true, correct and complete in all material respects to the best of AFTI and UTEK's knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

     2.02 Representations and Warranties of SOIL. SOIL represents and warrants to UTEK and AFTI that the facts set forth below are true and correct:

     (a) Organization. SOIL is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is qualified to do business as a

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foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

     (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of SOIL; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which SOIL is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of SOIL, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (d) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of SOIL.

     (e) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SOIL with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (f) Consents. Assuming the correctness of UTEK and AFTI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this

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Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to SOIL or its assets or business.

     (g) Financial Statements. The unaudited financial statements of SOIL attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. SOIL has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of SOIL except as specifically set forth in the SOIL financial statements.

     (h) Full Disclosure. All representations or warranties of SOIL are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

     (i) Compliance with Laws. SOIL is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

     (j) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of SOIL, threatened against SOIL materially affecting its assets or business (financial or otherwise), and SOIL is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. SOIL has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse affect on SOIL or its business, assets or condition (financial or otherwise) or prospects.

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     (k) Development. SOIL acknowledges that it has the expertise necessary to and has had the opportunity to independently evaluate the inventions of the Assigned Patent and develop same for the market. Such acknowledgment, however, shall not constitute a waiver of any of rights or interests of SOIL in this Agreement or any of the transactions contemplated hereunder.

     (l) SOIL is not an investment company, either registered or unregistered.

     2.03 Investment Representations of UTEK. UTEK represents and warrants to SOIL that:

     (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in SOIL Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in SOIL Shares, including the risk of a total loss of the investment in SOIL Shares. The acquisition of SOIL Shares is for its own account and is for investment and not with a view to the distribution of this Agreement. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to SOIL is true and correct. It has conducted all investigations and due diligence concerning SOIL to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of SOIL concerning SOIL Shares and the business and financial condition of and prospects for SOIL, and the officers and directors of SOIL have adequately answered all questions asked and made all relevant information available to them. UTEK is an accredited investor, as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                    ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

     3.01. Corporate Approvals. Prior to Closing Date, each of the Parties hereto shall submit this Agreement to its board of directors and when necessary, its respective shareholders, and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each Party.

     3.02 Access to Information. Each Party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other Parties' reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

     3.03 Expenses. Each Party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

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     3.04 Covenants. Except as permitted in writing, each Party agrees that it will:

     (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition;

     (b) Notify the other Parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

     (c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

     The obligation of the Parties hereto to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

     4.01. Each Party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

     4.02. Each Party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

     4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the transactions contemplated by this Agreement or challenges the right, title and interest of UTEK in the AFTI Shares or the right of AFTI or UTEK to consummate the Acquisition contemplated hereunder.

     4.04. The representations and warranties of the Parties shall be true and correct in all material respects at the Effective Date.

     4.05. To the best knowledge of UTEK and AFTI, the Patent Assignment Agreement are valid and in full force and effect subject to its terms without any default in this Agreement.

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     4.06. SOIL shall have received, at or within five days of Closing Date, each of the following:

          (a) the stock certificates representing the AFTI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

          (b) all documentation relating to AFTI's business, all in a form and substance satisfactory to SOIL;

          (c) such agreements, files and other data and documents pertaining to AFTI's business as SOIL may reasonably request;

          (d) copies of the general ledgers and books of account of AFTI, and all federal, state and local income, franchise, property and other tax returns filed by AFTI since the inception of AFTI;

          (e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of AFTI in Florida;

          (f) the original corporate minute books of AFTI, including the articles of incorporation and bylaws of AFTI, and all other documents filed in this Agreement;

          (g) all consents, assignments or related documents of conveyance to give SOIL the benefit of the transactions contemplated hereunder;

          (h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of SOIL and AFTI, and

          (i) such other documents, instruments or certificates as SOIL, or their counsel may reasonably request.

     4.07. SOIL shall have completed due diligence investigation of AFTI to SOIL's satisfaction in their sole discretion.

     4.08. SOIL shall receive the resignation effective the Closing Date of each director and officer of AFTI.

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                                    ARTICLE 5
                    INDEMNIFICATION AND LIABILITY LIMITATION

     5.01. Survival of Representations and Warranties.

     (a) The representations and warranties made by UTEK and AFTI shall survive for a period of one year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such one-year period.

     (b) The representations and warranties made by SOIL shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

     5.02 Limitations on Liability. SOIL agrees that UTEK shall not be liable under this agreement to SOIL or their respective successor's assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of UTEK or its employees. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this agreement, nor shall UTEK be liable for incidental or consequential damages of any kind. SOIL shall indemnify UTEK, and hold UTEK harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses ("Losses"), arising in any manner out of or in connection with the rendering of services by UTEK under this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of UTEK. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of UTEK.

                                    ARTICLE 6
                                    REMEDIES

     6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

     6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                    ARTICLE 7
                                   ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in [Tampa, Florida]. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by SOIL, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

     8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

     8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

     8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of California without regard to principles of conflicts of law.

     8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

     8.06. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. Each such notice or other communication shall be effective (i) if given by mail, five days after such communication is deposited in the mail, or
(ii) if given by any other means, when actually received at such address.

     8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     8.08. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

     8.09 Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

     8.10 All information disclosed in writing by any Party (or its representatives) in connection with the transactions contemplated by this Agreement to any other Party (or its representatives) shall be kept confidential by such other Party and its representatives and shall not be used by any such persons other than as contemplated by this Agreement, except to the extent that such information or disclosure (i) was known by the recipient when received,
(ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a governmental authority or stock exchange having jurisdiction over the Parties, or (iv) may otherwise be required by law. If this Agreement is terminated in accordance with its terms, each Party shall use all reasonable efforts to return upon written request from the other Party all documents (and reproductions thereof) received by it or its representatives from such other Party (and, in case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.10, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

                     [Signature page immediately following]

17IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the day and year appearing below each individual's name.

AMERICAN SOIL TECHNOLOGIES, INC.          ADVANCED FERTILIZER TECHNOLOGIES, INC.

By: /s/ Carl Ranno                        By: /s/ Joel Edelson
    -------------------------------          -------------------------------
    Carl Ranno,                                Joel Edelson
    Chief Executive Officer                    President

    Address:                                   Address:
    12224 Montague Street Pacoima, Suite 110   202 South Wheeler Street
    Pasadena, California 91331                 Plant City, Florida 33563

    Date:  March 14, 2006                      Date: 3/15/06

UTEK CORPORATION

By: /s/ Clifford M. Gross
    -------------------------------
    Clifford M. Gross, Ph.D.
    Chief Executive Officer

    Address:
    202 South Wheeler Street
    Plant City, Florida 33563

Date: 3/15/2006

By: /s/ Doug Schaedler
    -------------------------------
Doug Schaedler
Compliance Officer

Address:
202 South Wheeler Street
Plant City, Florida 33563

Date: 3/15/2006

                                    EXHIBIT A

                         Outstanding Agreements of AFTI

1) Patent Assignment Agreement

                              ASSIGNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of ________________, 2006 by and between MDF Estate Planning Services, Inc., Trustee for Robinson Investment Trust, (MDF/Robinson) of Mesquite, Nevada, ("Assignor") and American Soil Technologies, Inc., ("Assignee"), a Nevada corporation having its principle place of business at 12224 Montague Street, Pacoima, CA 91331.

     THIS AGREEMENT IS BASED ON THE FOLLOWING PREMISES AND OBJECTIVES:

     A. Assignee desires to acquire the entire and exclusive right, title, and interest to the Letters Patent, and any respective inventions disclosed and claimed therein, listed on Exhibit A attached hereto, all hereinafter collectively referred to as the "Patent Rights;"

     B. Assignor desires to assign any and all right, title, and interest to and under the Patent Rights to Assignee;

     ASSIGNOR AGREES AS FOLLOWS:

     Assignment of Entire Interest in Patent Rights. For the consideration set forth in the Exhibit D, Assignor hereby sells, assigns, and transfers to Assignee, its successors and assigns, the entire and exclusive right, title and interest in, to and under the Patent Rights, and all other patent rights that may be based thereon, including without limitation, all rights of Assignor (i) under all agreements assigning ownership of the Patent Rights from any prior or joint owners or inventors to Assignor, (ii) to sue for past, present and future infringement of the Patent, including the right to collect and receive any damages, royalties, or settlements for such infringements and any and all causes of action relating to any of the inventions or discoveries described by the Patent Rights, and (iii) to all foreign and domestic Letters Patent and applications for Letters Patent, and any renewals, divisions, reissues, continuations, continuations-in-part and extensions thereof, to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such Letters Patent may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.

     Representations, Warranties and Covenants of Assignor. Assignor has read each document listed on Exhibit A and hereby represents, warrants and covenants to Assignee as follows, with such representations, warranties and covenants shall surviving the assignment of the Patent Rights:

     (a) Assignor owns all right, title and interest in and to the Patent Rights, free and clear of any liens, encumbrances, security interests or rights.

     (b) Assignor grants Assignee the power and authority to record the "Bill of Sale" attached as Exhibits B and C with the USPTO. Assignor will provide all necessary information to effect this recordation.

     (c)  No licenses have been granted under the Patent Rights.

     (d) The Patent Rights are subsisting and all maintenance fees and annuities to date have been paid.

     (e) Neither (i) the execution and delivery of this Agreement, (ii) the grant of rights under the Patent Rights under this Agreement to Assignee nor (iii) the implementation of the other terms of this Agreement, will contravene or cause a default under the terms of any agreement or instrument to which Assignor is a party or by which Assignor is bound or to which the Patent Rights or any interest therein is subject.

     (f) All requisite action has been taken on behalf of Assignor as is necessary to authorize the execution of this Agreement and the implementation of its terms; the person executing this agreement on behalf of Assignor is duly authorized to do so; and, when executed and delivered by the parties, this Agreement will be enforceable against Assignor in accordance with its terms. And,

     (g) The Patent Rights are not subject to any action or proceeding concerning its validity or enforceability; Assignor has no knowledge of any basis for any claim that the Patent Rights are invalid or unenforceable; and, to the best of Assignor's knowledge, Assignor has not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate the Patent Rights or preclude their enforceability.

     Assignor agrees to execute and deliver all papers and cooperate, as may be necessary or desirable, to protect and perfect title to the Patent Rights in Assignee, its successors and assigns. Assignor hereby authorizes and requests the Commissioner of Patents, or other proper governmental authority, to issue to Assignee, its successors and assigns, all Letters Patent or other patent rights included within the Patent Rights or issuing there from.

     Assignor hereby agrees to communicate to Assignee any facts known that affect the Patent Rights, whenever requested, and will testify in any legal proceeding, sign all lawful papers, make all rightful oaths, and generally do everything reasonably necessary to aid Assignee, its successors and assigns, to obtain and enforce proper patent protection under the Patent Rights in all countries.

     Assignor agrees that: this Agreement is to be construed according to the laws of the State of California and that venue is proper in California state courts; if any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of the Agreement shall not be affected or impaired thereby; the waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or a subsequent breach; the provisions of this Agreement shall remain in effect and bind the heirs, successors, assignees, and legal representatives of the parties; this Agreement may be amended or modified only with written consent; no oral waiver, amendment or modification shall be effective under any circumstances whatsoever; the terms of this Agreement are reasonable.

     IN WITNESS WHEREOF, each participant has caused this Agreement to be signed on the date first written above.

Assignor:

MDF ESTATE PLANNING SERVICES, INC., TRUSTEE FOR
ROBINSON INVESTMENT TRUST


----------------------------------------
By: M. Don Forbush, Trust Officer

State of _______________)

                        ) ss
County of ______________)

     On _______________________ (date), before me personally appeared ________________, to me known to be the person described in and who executed the foregoing assignment, and acknowledged that he executed the same as his free act and deed.

-------------------------------                 --------------------------
Expiration Date                                       Notary Public

Assignee:

AMERICAN SOIL TECHNOLOGIES, INC.


----------------------------------------------
By: (American Soil Technologies) Officer

State of                )
----------------------- )
                        ) ss
County of               )
----------------------

     On _______________________ (date), before me personally appeared ________________, to me known to be the person described in and who executed the foregoing assignment, and acknowledged that he executed the same as his free act and deed.


-------------------------------                 --------------------------
Expiration Date                                         Notary Public

                                    EXHIBIT A

U.S. PATENT ENTITLED

     METHOD FOR PRODUCING SUSPENSION FERTILIZER
     U.S. Pat. No. 5,443,613
     Date of Patent: August 22, 1995
     Inventor: Elmo C. Robinson
     Application No. 231,432
     Filed: April 19, 1994

                                    EXHIBIT B

                                  BILL OF SALE

     Bill of Sale dated February 9, 1998 between Elmo C. and Dorothy W. Robinson (the "Robinsons") and Black Rock Holding Trust (the "BRHT"), in which the Robinsons' assigned U.S. Pat. No. 5,443,613, entitled "Method for Producing Suspension Fertilizer", application No. 231,432 to BRHT.

Current Address of Black Rock Holding Trust:

Black Rock Holding Trust
134 N. 300 E.
Paragonah, Utah 84760

                                    EXHIBIT C

BILL OF SALE

     Bill of Sale dated December 9, 2005 Black Rock Holding Trust (the "BRHT") and MDF Estate Planning Services, Inc., Trustee for Robinson Investment Trust, (MDF/Robinson), in which the BRHT assigned U.S. Pat. No. 5,443,613, entitled "Method for Producing Suspension Fertilizer", application No. 231,432 to MDF/Robinson.

Current Address of Robinson Investment Trust:

MDF Estate Planning Services, Inc., Trustee for
Robinson Investment Trust, dated Dec. 7th, 2005
P.O. Box 2700 Mesquite, NV 89024

                                    EXHIBIT D

PAYMENT SCHEDULE

Payments to Robinson Investment Trust, (MDF/Robinson), totaling Three Hundred Ninety Thousand Dollars ($390,000), in US funds shall be made as follows:

                                    EXHIBIT B

                     ADVANCED FERTILIZER TECHNOLOGIES, INC.

                         Unaudited Financial Statements

                              as of March 9, 2006

                                    EXHIBIT C

                        AMERICAN SOIL TECHNOLOGIES, INC.

                         Unaudited Financial Statements

                (For the fiscal quarter ended September 30, 2005)

                                                   Term Sheet Approved by:

                                                   ------------------------
                                    EXHIBIT D

                                   TERM SHEET

                              [LETTERHEAD OF UTEK]

                             CONFIDENTIAL TERM SHEET
                                  March 8, 2006
      Proposed Technology Acquisition for American Soil Technologies, Inc.

1. Proposed subsidiary to be acquired from UTEK CORPORATION:
     * Advanced Fertilizer Technologies, Inc. (AFTI), a wholly owned subsidiary of UTEK Corporation

2. Patent Assignment to be contained in AFTI from:
     * US Patent 5,443,613, "Method for producing suspension fertilizer;" Inventor; Elmo Robinson - Managed by Reland Industries Inc. (RII)

3. Territory: All areas covered by the patent

4. Fields of use: All fields

5. Term and Initial fee: The life of the patent (approximately 7 years) and the initial fee shall be $200,000.00

6. Annual Payments
     * No annual payment for the first 9 months after consummating Agreement. Annual Payments are listed below:

                  January 1, 2007
                  January 1, 2008
                  January 1, 2009
                  January 1, 2010
                  January 1, 2011

AFTI shall have all the rights, title and interests to grant licenses and sublicenses to others within the scope of its patent and to receive any and all licensing fees or royalties in existence at the closing.

7. Contained Within AFTI
     *    US $300,000 for development initiatives and technology implementation.

8. CONSIDERATION FOR ACQUISITION OF 100% OF THE SHARES OF AFTI BY AMERICAN SOIL TECHNOLOGIES, INC.:

4,500,000 Preferred B Series shares of American Soil Technologies, Inc. that shall convert to common shares with piggyback registration rights after twelve
(12) months of the effective date of the agreement. The conversion to common stock will be based on a value of $2,250,000. The number of common shares to be issued upon conversion will be $2,250,000 divided by the current share price. For example if the share price is $.50 at the time of conversion, then the total number of shares would total 4,500,000 common shares.